Exhibit 10.7

Dated 15 December 2004

(1) TGC RESEARCH LIMITED
(as the Chargor)

- and -

(2) BARBARA R. MITTMAN
(as the Agent)

Debenture

Moorhead James, Solicitors
Kildare House, 3 Dorset Rise,
London EC4Y 8EN
Tel: +44 (0)20 7831 8888
Fax: +44 (0)20 7936 3635
e: mail@moorheadjames.com
CONTENTS

Clause Page

THIS DEBENTURE is made by way of deed on 15 December 2004

BETWEEN

(1)	TGC RESEARCH LIMITED, a company incorporated in England and Wales with registered number 05273708 and whose registered office is at 10 Station Road, Henley on Thames, Oxfordshire RG9 1AY (the “Chargor”); and

(2)	BARBARA R. MITTMAN of Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176 as agent for each of the Beneficiaries (as defined below) (together with her successors and assigns, the “Agent”)

BACKGROUND

(A)	Diametrics Medical, Inc. and the Beneficiaries propose to enter into the Subscription Agreement (as defined below) and related security documents.

(B)	DMED is the holding company of the Chargor and the Chargor will receive direct and indirect benefits from DMED’s receipt of the proceeds of the Notes, including to enable it to purchase the DML Assets.

(C)	In consideration of the Beneficiaries entering into the Subscription Agreement, the Chargor hereby agrees that it is in its own best interests to enter into this Debenture.

NOW THIS DEED WITNESSES as follows:

1. INTERPRETATION

1.1 Definitions

Save as otherwise provided in this Debenture, the following words and phrases have the following meanings throughout this Debenture:

“Account Notice”	means, unless otherwise agreed by the Agent, a notice substantially in the form set out in Schedule 7

“Act”	means the Law of Property Act 1925

“Beneficiaries”	means each of Longview Equity Fund LP,
Longview Fund LP, Longview International
Equity Fund LP, Mercator, Momentum Fund
III LP, Mercator Momentum Fund LP, Monarch
Pointe,Ltd and Camden International in
their capacity as holders of the Notes.

“Collateral”	means all Property, Equipment, Inventory,
Investments, Receivables, Receivables
Accounts, Policies, Contracts and/or other
assets and undertakings of the Chargor
mortgaged, charged or assigned under this
Debenture and, where the context so
admits, each of them and any part thereof
and the proceeds of the disposal of the
same and all rights, title and interest in
and to the same, in each such case as may
now or in the future be the subject of the
Security

“Collateral Agency Agreement”	means the collateral agency agreement between the Agent and the Beneficiaries dated on or about the date hereof

“Contracts”	means all contracts and agreements to
which the Chargor is a party and/or that
confer any rights upon the Chargor
(including any letters of credit issued in
its favour and all bills of exchange and
other negotiable instruments held by it)

“Default Rate”	means a rate of interest determined in accordance with the terms of the Notes

“DMED”	means Diametrics Medical, Inc.

“DML”	Diametrics Medical Limited (in liquidation) (company number 1676781)

“DML Asset Acquisition Invoice”	means the invoice (including the inventory
attached thereto) from Hertfordshire
Valuations Limited (as agent for the
liquidator of DML) dated on or before the
date of this Debenture in accordance with
the terms of which the Chargor will
acquire certain of the assets of DML

“DML Assets”	means those assets of DML which the Chargor proposes to acquire (or has acquired) and which are listed in the DML Asset Acquisition Invoice

“Event of Default”	means the occurrence or existence of any
Event of Default under the terms of the
Notes or any other Finance Document, a
material default under the Subscription
Agreement or the breach of any
representation, warranty or covenant under
this Debenture

“Finance Documents”	means this Debenture, the Subscription Agreement, the Notes, the Collateral Agency Agreement, the Security Documents and such other security agreements as may be executed by the Chargor

“Guaranty”	means the guaranty subject to the laws of the State of New York to be entered into on or about the date hereof between the Chargor and the Agent

“Intellectual Property”	means
(i) all of the intellectual property set
out in Schedule 2 (if any); and
(ii) all patents, utility models, trade
marks, rights (registered or unregistered)
in any designs, copyright, database
rights, topography rights, plant breeders’
rights, rights protecting goodwill and
reputation, applications for any of the
foregoing, and all rights and forms of
protection of a similar nature or having
equivalent effect to any of the foregoing
anywhere in the world, that are owned by
or licensed to the Chargor (or any nominee
of the Chargor) whether now or at any time
in the future;
(iii) all confidential information and
knowledge (including know how, inventions,
secret formulae and processes, market
information, and lists of suppliers and
customers) relating to the Chargor and
that is in the possession or control of
the Chargor (or any nominee of the
Chargor) whether now or at any time in the
future

“Inventory”	means all of the Chargor’s now owned and
hereafter acquired inventory, goods and
merchandise, wherever located, to be
supplied under any contract of service or
held for sale or lease, all raw materials,
work-in-progress, finished goods, returned
goods and materials and supplies of any
kind, nature or description which are or
might be used or consumed in its
businesses or used in connection with the
manufacture, packing, shipping,
advertising, selling or finishing of such
goods, merchandise and other personal
property, and all documents of title or
other documents representing them

“Investments”	means the Securities and the Related Rights relating to such Securities

“Licences”	means all licences, consents and
authorisations (statutory or otherwise)
now or in the future held or acquired by
the Chargor, or held by a nominee of the
Chargor, in connection with any business
carried on by it or the use of any of the
Collateral

“Notes”	means promissory notes of DMED issued pursuant to the Subscription Agreement

“Notice of Assignment”	means, unless otherwise agreed by the Agent, a notice of assignment substantially in the applicable form set out in Schedule 5

“Obligors”	means DMED and the Chargor

“Planning Acts”	means the Town and Country Planning Act
1990, the Planning (Listed Buildings and
Conservation Areas) Act 1990, the Planning
(Hazardous Substances) Act 1990, the
Planning (Consequential Provisions) Act
1990 and the Planning and Compensation Act
1991 or any Acts intended to control or
regulate the construction, alteration,
demolition or change of use of land or
buildings and any orders, regulations or
permissions made, issued or granted under
or by virtue of such Acts or any of them

“Policies”	means the policies of insurance in which
the Chargor is the named beneficiary
details of which are specified in Schedule
4 (if any) and any other policies of
insurance in which it is the named
beneficiary from time to time

“Property”	means all freehold and leasehold
properties and other real property both
present and future of the Chargor as may
now or in the future be the subject of the
Security, including all buildings and
other structures from time to time erected
thereon and all fixtures and fittings
(trade or otherwise) and fixed plant and
machinery from time to time thereon or
therein, including, without limitation,
the Property specified in Schedule 8 (if
any)

“Receivables”	means:
(a) all book debts, both present and
future, due or owing to the Chargor and
all other monetary debts and claims,
choses in action and other rights and
benefits both present and future
(including, in each case, the proceeds and
all remittances in respect thereof and all
damages and dividends in relation thereto)
due or owing to the Chargor and the
benefit of all related rights and remedies
(including under negotiable or
non-negotiable instruments, guarantees,
indemnities, legal and equitable charges,
reservation of proprietary rights, rights
of tracing and liens);
(b) all sums, both present and future, due
or owing to the Chargor by way of grant,
subsidy or refund by any statutory, legal
or governmental body, authority or
institution or by any body, authority or
institution of the European Union; and
(c) all payments representing or made in
respect of paragraph (a) or (b)

“Receivables Account”	means each account of the Chargor details
of which are specified in Schedule 3 (if
any) (to which Receivables are to be paid
or credited) and all other accounts or
sub-accounts opened or maintained now or
in the future by the Chargor with any
bank, financial institution or other
person satisfactory to the Agent or
(following the occurrence of an Event of
Default that has not been remedied or
waived in accordance with the terms of the
Finance Documents) as the Agent shall
specify

“Receiver”	means a receiver and/or manager (including, as the context admits, an administrator and an administrative receiver) however appointed under or in connection with this Debenture

“Related Rights”	means in relation to any of the Securities:
(a) all assets deriving from such
Securities including all allotments,
accretions, offers, rights, dividends,
distributions, interest, income, benefits
and advantages whatsoever at any time
accruing, offered or otherwise derived
from or incidental to such Securities;
(b) all stocks, shares, rights, money or
property accruing or offered at any time
by way of conversion, redemption, bonus,
preference, exchange, purchase,
substitution, option, interest or
otherwise in respect thereof; and
(c) any dividend, interest or other income
in respect of any asset referred to in
paragraph (b) above

“Secured Obligations”	means all obligations and liabilities of
DMED or of the Chargor which may arise
under or in connection with this Debenture
or any other Finance Document, in any
manner whether on account of guarantee
obligations, reimbursement obligations,
fees, indemnities, costs, expenses or
otherwise, whether actual or contingent,
whether incurred solely or jointly with
any other person and whether as principal
or surety except for any obligation or
liability which, if it were so included,
would cause the infringement of any of
sections 151 to 158 (inclusive) of the
Companies Act 1985

“Securities”	means all shares, stocks, debentures,
debenture stock, bonds, warrants, options,
coupons or other securities and
investments of any kind whatsoever owned
by the Chargor (including rights to
subscribe for, convert into or otherwise
acquire the same) whether marketable or
otherwise, and all other interests
(including loan capital) now or in the
future owned by the Chargor from time to
time in any company, firm, consortium or
entity wherever situate, including the
Securities specified in Schedule 6 (if
any)

“Security”	means the security created by (or purported to be created by) this Debenture

“Security Documents”	means this Debenture, the Guaranty and each of the US Security Agreements

“Subordinated Security Agreements”	means a debenture, trade mark security
agreement and patent security agreement
proposed to be entered into between the
Chargor and BCC Acquisition II LLC on or
about the date hereof in a form approved
by the Agent

“Subscription Agreement”	means the subscription agreement in relation to the Notes made between DMED and the Beneficiaries dated on or about the date hereof

“US Security Agreements”	means the security and pledge agreement,
trademark security agreement, charge over
shares and any other document granting any
form of security each dated on or about
the date hereof and entered into between
DMED and the Agent.

1.2 Interpretation

Any reference in this Debenture to (or to any specified provision of) this “Debenture”, the “Subscription Agreement” or any other “Finance Document” or to any other agreement or document shall, unless the context otherwise requires, be construed as a reference to this Debenture, the Subscription Agreement or such other Finance Document or such other agreement or document (or that provision) as the same may from time to time be amended, varied, supplemented, novated or replaced (but excluding for this purpose any amendment, variation, supplement, novation or replacement which is contrary to any provision of any Finance Document). The reference shall include any document which is supplemental to, is expressed to be collateral with, or is entered into pursuant to or in accordance with, and any certificate, instrument, notification or document which is entered into or delivered in connection with or pursuant to or in accordance with, the terms of this Debenture, the Subscription Agreement or such other Finance Document or, as the case may be, such other agreement or document.

Any reference in this Debenture to the “Agent” or any “Beneficiary”, shall be construed so as to include its and any subsequent successors, transferees and assigns in accordance with their respective interests.

1.3 Incorporation of Terms by Reference

Unless the context requires otherwise, words and expressions defined or construed in the Subscription Agreement, the Act or the Insolvency Act 1986 and which are not defined or construed in this Debenture shall bear the same meanings when used in this Debenture.

1.4 Use of Lists and Examples

In construing this Debenture general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

1.5 Whole Agreement

This Debenture supersedes any previous agreement, whether written or oral, express or implied, between the Chargor and the Agent in relation to the subject matter of this Debenture.

1.6 Headings

The headings in this Debenture are for convenience only and shall not affect its meaning and references to a Clause, Schedule or paragraph are (unless otherwise stated) to a Clause of, Schedule to or paragraph of, this Debenture.

1.7 Counterparts

This Debenture may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Debenture by signing any such counterpart.

1.8 Singular/Plural

Save where the context otherwise requires, the plural of any term includes the singular and vice versa.

1.9 No Partnership

Nothing in this Debenture or envisaged hereby shall operate, whether directly or indirectly, to constitute a partnership between the Chargor and any Beneficiary or the Agent.

1.10 Amount of Secured Obligations

A certificate of the Agent as to the amount of any Secured Obligations due at any time will, in the absence of manifest error, be conclusive and binding on the Chargor.

1.11 Security Enforceable

The security constituted by, and the rights of the Agent and the Beneficiaries under, this Debenture shall be enforceable notwithstanding any change in the identity or constitution of the Agent or any Beneficiary or its absorption in or amalgamation with any other person or the acquisition of all or part of its undertaking by any other person.

1.12 Statutory References

Unless the context otherwise requires, a reference to a statute or any provision thereof is to be construed as a reference to that statute or such provision thereof as it may be amended or re-enacted from time to time.

1.13 Disposition of the Mortgaged Property

The terms of the other Finance Documents and of any side letters between any parties to such documents in relation to any Finance Document are incorporated in this Debenture to the extent required to ensure that any purported disposition of the Collateral contained in this Debenture is a valid disposition in accordance with section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989.

1.14 Rule 139 Land Registration Rules 1925

For the purposes only of Rule 139 of the Land Registration Rules 1925, the parties to this Debenture agree that each of the Finance Documents other than this Debenture do not form part of the terms and conditions of the Security.

1.15 Assets

A reference in this Debenture to any “assets” includes, unless the context otherwise requires, property, business, undertakings and rights of every kind, present and future and contingent (including uncalled share capital) and every kind of interest in any asset.

1.16 Schedules

The fact that no details are included in a relevant Schedule does not affect the validity or enforceability of the Security.

1.17 1.18	Deed The parties intend that this document shall take effect as a deed. Perpetuity Period

The perpetuity period applicable to the trusts created by this Debenture is 80 years.

2. PAYMENT OF THE SECURED OBLIGATIONS

2.1 Covenant

The Chargor hereby unconditionally and irrevocably, as primary obligor and not merely as surety, covenants with the Beneficiaries that it will pay or discharge the Secured Obligations on the due date for payment therefor in the manner provided in the relevant Finance Document.

2.2 Interest

Save to the extent otherwise agreed, interest may be added by the Agent to any amount which shall remain unpaid on the due date for payment therefor from such due date until payment in full at the Default Rate applicable to the relevant outstanding Secured Obligations under the Finance Documents.

2.3 Costs and Expenses

Immediately upon demand, the Chargor shall pay all fees, costs and expenses (including legal fees and any value added tax) incurred from time to time in connection with the enforcement of or preservation of rights under this Debenture by the Agent, or any Receiver, attorney, manager, trustee or any other person appointed by the Agent under this Debenture or by statute.

3. CHARGING PROVISIONS

3.1 Specific Charges

Subject to Clause 3.4, the Chargor with full title guarantee and as a continuing security for the payment, performance and discharge of the Secured Obligations hereby charges in favour of the Agent (or, if the Agent so chooses, its nominee) for the benefit of the Beneficiaries all of its rights, title and interest in and to the following assets, both present and future, from time to time owned by it or in which it has an interest:

(a)	by way of first legal mortgage all of its Property together with all buildings and fixtures (including trade fixtures) thereon and/or the proceeds of sale thereof and by way of first fixed charge all future Property and any other Property not effectively charged by way of first legal mortgage in each case together with all buildings and fixtures (including trade fixtures) thereon and all proceeds of sale thereof;

(b)	by way of first equitable mortgage, all its Securities and, if and to the extent not effectively assigned by Clause 3.3, all Related Rights relating to such Securities;

(c) by way of first fixed charge:

(i)	its Intellectual Property, including all fees and royalties deriving from such Intellectual Property;

(ii)	its Licences and all deeds and documents from time to time relating to the Collateral;

(iii) its goodwill and its uncalled share capital both present and future;

(iv)	if and to the extent not effectively assigned by Clause 3.3, all of its rights, title and interest in and to (and claims under) the Policies and to any statutory or other compensation monies (including the proceeds of any defective title, restrictive covenant or other indemnity policy or covenant relating to its Property) arising for its benefit for interference with the use and/or enjoyment of its Property or the curtailment of any easement, right or benefit relating thereto and all other compensation monies from time to time received by it in respect of its Property;

(v)	all of its rights, title and interest in and to all chattels from time to time hired, leased or rented by it to any other person together, in each case, with the benefit of the related hiring, leasing or rental contract and any guarantee, indemnity or other security for the performance of the obligation of any person under or in respect of such contract;

(vi)	all rights in relation to or under and all benefits of, any covenants for title given or entered into by any of its predecessors in title to its Property, all proceeds of a capital nature in relation to the disposal of its Property, the benefit of any contract for the sale, letting or other disposal of its Property and all present and future options to renew all leases or purchase all reversions (whether or not freehold) from time to time in relation to its Property;

(vii)	the benefit of all of its rights and claims against all lessees from time to time of the whole or any parts of its Property and all guarantors and sureties for the obligations of such lessees and against all persons who are under any obligation to it in respect of any works of design, construction, repair or replacement to, on or about its Property;

(viii)	its Equipment (whether from time to time in or on the Property (and not comprised in the Property) or otherwise), including without limitation all of its Equipment details of which are set out in Schedule 1 (which Schedule may be amended and substituted from time to time with the consent of the Agent), and the benefit of all of its rights and claims against any person in respect of the design, construction, repair or replacement of the same;

(ix)	all of its rights (including against third parties) and benefits in and to the Receivables, to the extent that they do not fall within any other paragraph of this Clause 3.1;

(x)	all of its rights and benefits in and to the Receivables Accounts and all monies standing to their credit;

(xi)	so far as permitted under the relevant document, its rights, title and interest in and to all contracts, agreements or warranties affecting or in any way relating to the Collateral and the benefit of all related rights and remedies; and

(xii)	any beneficial interest, claim or entitlement it has in any pension fund.

3.2 Floating Charge

The Chargor with full title guarantee and as a continuing security for the payment, performance and discharge of the Secured Obligations hereby charges to the Agent for the benefit of the Beneficiaries by way of first floating charge all of its undertakings, property, assets and rights (including its Inventory and Equipment), whatsoever and wheresoever, both present and future (save insofar as any of the same shall for the time being be effectively mortgaged or charged by way of first fixed charge under the provisions of Clause 3.1 or assigned by way of security under the provisions of Clause 3.3). The floating charge created by the Chargor pursuant to this clause 3.2 is a “qualifying floating charge” for the purposes of paragraph 14.2(a) of Schedule B1 of the Insolvency Act 1986 and paragraph 14 of Schedule B1 of the Insolvency Act 1986 applies to this Debenture.

3.3 Assignments by way of Security

Subject to Clause 3.4, the Chargor with full title guarantee and as a continuing security for the payment, performance and discharge of the Secured Obligations hereby assigns absolutely (in each case to the fullest extent capable of assignment) by way of security to the Agent for the benefit of the Beneficiaries all of its present and future rights, title and interest in and to:

(a) the proceeds of the Policies;

(b) the Receivables;

(c)	each Receivables Account maintained by it (including any such account specified in Schedule 3) and any monies from time to time standing to the credit of any such account or any other account maintained with the Agent into which the proceeds of Receivables are paid;

(d) the Related Rights; and

(e)	all monies which at any time may be or become payable to it pursuant to any Contract and the proceeds of any claims, awards and judgments which may at any time be receivable or received by it pursuant thereto.

3.4 Removal of Impediments to Charges and Assignments

To the extent that:

(a)	any right, title or interest described in Clause 3.1 is not capable of being charged; or

(b)	any right, title or interest described in Clause 3.3 is not capable of assignment,

and upon written notice served upon the Chargor by the Agent, the Chargor shall use its best endeavours as soon as reasonably practicable to obtain any relevant consent to such assignment or charge or to otherwise render the same capable of assignment or charge and, pending such interest becoming capable of assignment or charge, the charge purported to be created by Clause 3.1 or the assignment purported to be effected by Clause 3.3 (as the case may be) shall, without prejudice to the provisions of Clause 3.1(c)(ix) in relation to Receivables, only operate as a charge or an assignment (as the case may be) by way of continuing security of any and all proceeds, damages, compensation, remuneration, profit, rent or income which the Chargor may derive therefrom or be awarded or entitled to in respect thereof, in each case as continuing security for the payment, discharge and performance of the Secured Obligations. Forthwith upon receipt of the relevant consent, the relevant right, title or interest shall stand charged or assigned to the Agent under Clause 3.1 or 3.3 (as the case may be) and the Chargor will, if required by the Agent, forthwith execute a valid fixed charge or legal assignment (as the case may be) in such form as the Agent shall require but on terms no more onerous that this Debenture.

4. REPRESENTATIONS AND WARRANTIES AND COVENANTS

4.1 Representations and Warranties

The Chargor makes the representations and warranties set out in this Clause 4.1 to the Agent for the benefit of the Beneficiaries.

(a) Ownership of Collateral and Ranking

It is the sole legal and beneficial owner of all the Collateral now purportedly owned or hereafter purportedly acquired by it (including the DML Assets), and to the best of its knowledge, such Collateral is free from all Liens whatsoever (other than Liens permitted under the terms of the Finance Documents and the Security Documents), whether voluntarily or involuntarily created and whether or not perfected. Forthwith following execution of this Debenture the Chargor will (if it has not already done so) acquire the DML Assets which shall (for the avoidance of doubt) become part of the Collateral upon acquisition thereof..

(b) Equipment and Property

(i)	It has good and indefeasible and merchantable title to and ownership of all Equipment.

(ii)	It has good and marketable title to all the Property that is subject to a mortgage in favour of the Agent. Such Property is subject to a first priority perfected security interest in favour of the Agent and to no other Lien whatever, other than Liens permitted under the terms of the Finance Documents.

(iii)	Schedule 8 sets out all Property owned by the Chargor as at the date of this Debenture (if any). The Chargor owns or leases all such properties as are necessary to its operations as now conducted.

(c) No Claims

None of the Collateral is, to the Chargor’s knowledge, the subject of any claim, assertion, infringement, attack, right, action or other restriction or arrangement of whatever nature which does or could materially and adversely affect the validity, enforceability or ownership of the Collateral by the Chargor or its utilisation by the Chargor.

(d) Securities

The Chargor is the registered holder and legal and beneficial owner of the Securities listed in Schedule 6 (if any) and, as at the date of this Debenture, owns no other Securities.

(e) Intellectual Property; Licences, etc

(i)	Apart from the intellectual property set out in Schedule 2 (if any), the Chargor does not own or have any interest in any unregistered intellectual property that is material to its business nor any registered intellectual property whatsoever;

(ii)	the Chargor is the sole legal, beneficial and (where relevant) registered owner free from encumbrances of the intellectual property set out or referred to in Parts I – II of Schedule 2 (if any);

(iii)	all fees, costs, charges and taxes required to maintain the Intellectual Property in force with any relevant registry or authority have been duly paid on time;

(iv)	the Chargor has not received any advice or claim that expresses doubt on the validity or enforceability of any material part of the Intellectual Property;

(v)	all material confidential information and know how in the possession or control of the Chargor is kept confidential, and has not been disclosed to third parties other than in the ordinary course of business;

(vi)	no third party has been licensed to use any of the Intellectual Property nor been granted any other right, title or interest in the Intellectual Property other than in the ordinary course of business;

(vii)	use of the Intellectual Property does not infringe the intellectual property of any third party nor involve the unauthorised use of confidential information or know how;

(viii)	none of the Intellectual Property is, so far as the Chargor is aware, being infringed by any third party;

(ix)	where the Chargor is licensed to use intellectual property that is material to its business, the Chargor has complied in all material respects with all terms of that licence; and

(x)	to the extent necessary for the benefit of the Chargor, all licences of intellectual property have been duly recorded with the relevant registries or other authorities.

(f) Accuracy of Schedules

Each of the Schedules is, to the best of the Chargor’s knowledge, accurate in all material respects as at the date of this Debenture.

The representations and warranties set out in this Clause 4.1 are made on the date of this Debenture.

4.2 Covenants relating to the Collateral

The Chargor covenants with the Agent for the benefit of the Beneficiaries that it will:

(a) State of repair and condition

keep the Collateral in a good and substantial state of repair;

(b) Alterations

procure that no material alteration or addition is made to its Property, no component of Equipment is removed from the same (except in the ordinary course of use, repair, maintenance and/or improvement), no new buildings are erected thereon and that nothing is done on its Property which constitutes “development” as defined in any Planning Act which, in each case, would, or would be reasonably likely to, materially adversely affect the value or use of the relevant Property;

(c) Third party interests

procure that it does not permit any person to be registered as proprietor of any right or interest in respect of its Property (other than pursuant to this Debenture and other than as permitted under the Finance Documents) and that no overriding interest arises under the Land Registration Acts 1925-1988;

(d) Forfeiture notices

immediately give notice to the Agent if it receives any notice under section 146 of the Act or any proceedings are commenced against it for the forfeiture of any lease comprised in its Property;

(e) Disposals and consents

(save as permitted pursuant to the terms of the Subscription Agreement) not:

(i)	convey, transfer, assign, surrender or otherwise dispose of any interest (or agree to do any of the same) in its Property;

(ii)	(save where it is not entitled at law or under the terms of any lease or leases relating to their Property to refuse such consent or licence) grant any consent or licence to assign, underlet or part with possession or occupation of its Property or any part thereof;

(iii)	agree any rent review, accept any surrender or waive or vary any of the terms of any lease or tenancy relating to its Property from time to time (whether such lease is a lease under which the Chargor holds its Property or any lease superior thereto or derivative therefrom) or any of the terms of any guarantee, indemnity or other security in relation thereto (whether proprietary or by way of personal covenant only);

(iv)	(save as aforesaid) grant any licences for alterations to or for any change of use of its Property or any part thereof;

(v)	institute any proceedings for forfeiture in relation to any such lease or tenancy; or

(vi)	release any lessee, tenant, guarantor, surety or provider of security from any of its obligations thereunder or in relation thereto;

(f) Creation of other interests

(save as permitted under the terms of the Subscription Agreement) not create or permit to arise or subsist any licence, interest or right to occupy in favour of, or share possession of any of its Property with, any third party and not exercise the powers of leasing and accepting surrenders of leases contained in sections 99 and 100 of the Act (whether in respect of any lease under which it holds its Property or any lease superior thereto or derivative therefrom);

(g) Property acquisitions

notify the Agent in writing forthwith upon the acquisition by it from time to time of any freehold or leasehold property and, without prejudice to the provisions of Clause 9.1, on demand made to it by the Agent and at the cost of the Chargor, execute and deliver to the Agent a legal mortgage (the terms of which shall be no more onerous that the terms contained in this Debenture) in favour of the Agent of any freehold and leasehold properties which become vested in it after the date of this Debenture and all fixtures thereon to secure the payment and discharge of the Secured Obligations in such form as the Agent may require and, in the case of any leasehold property where the consent of any landlord needs to be obtained in order for the Chargor to execute any such legal mortgage, exercise all reasonable endeavours to obtain such consent and comply with its obligations under this Clause 4.1(g) forthwith upon such consent being obtained;

(h) H.M. Land Registry

in respect of any freehold or leasehold property which is now owned or hereafter acquired by the Chargor the title to which is registered at H.M. Land Registry or the title to which is required to be so registered, give H.M. Land Registry written notice of this Debenture in accordance with Clause 19 and procure that notice of this Debenture is duly noted in the register to each such title;

(i) Planning Acts and Regulations

comply in all material respects with and refrain from making any application under the Planning Acts and comply without delay with all orders, regulations, notices and directives issued or made by any competent authority, body or person (whether or not having the force of law) which relate in any way to its Property or its use and enjoyment;

(j) Statutory charges

comply in all material respects without delay with and pay all charges imposed by all statutes, statutory instruments, by-laws and other enactments relating to its Property and not do or suffer to be done any act or thing nor make any omission whereby its Property may become subject to any statutory charge which is or may be or become binding upon the Agent or any person deriving title under or through the Agent and, in particular, will not enter into any onerous or restrictive obligations affecting its Property including, without limitation, planning agreements or obligations under the Planning Acts;

(k) Outgoings

punctually pay and indemnify the Agent and (as a separate covenant for the benefit of the relevant Receiver) any Receiver, against all rents, rates, taxes, duties, assessments and other outgoings (including any which shall be wholly novel) from time to time payable in respect of any of its Collateral (including any of its Property by its owner or occupier, as the case may be);

(l) Compensation monies

hold on trust (and the Chargor hereby declares itself as trustee accordingly) the amount of any statutory or other compensation (including the proceeds of any defective title, restrictive covenant or other indemnity policy or covenant relating to its Property) arising for its benefit for interference with the use and/or enjoyment of its Property or the curtailment of any easement, right or benefit relating thereto and all other compensation monies from time to time received by it in respect of its Property and (without prejudice to any rights, debts, claims and/or obligations having priority to the obligations imposed by this Debenture) to pay the same to the Agent for the benefit of the Beneficiaries in or towards payment and discharge of the Secured Obligations in accordance with the terms of or as contemplated by the Finance Documents;

(m) Orders

within fourteen days after the receipt by the Chargor of any order, notice, direction, designation, resolution or proposal served or given by any public, local or other authority with respect to its Property or the area in which it is situated, give written notice thereof to the Agent and (within two days after demand) produce the same or a copy thereof to the Agent and, where appropriate, inform it of the steps taken or proposed to be taken to comply with any of the same and, at the request of the Agent (but at the cost of the Chargor), make or join with the Agent in making such representations or objections against or in respect of any matter contained therein as the Agent shall deem expedient;

(n) Equipment not to become a fixture

not knowingly permit any Equipment to become a fixture to real property or an accession to other personal property, unless the Agent has a valid, perfected and first priority mortgage (whether equitable or legal) in such Property;

(o) Identifying Marks

not, without the Agent’s prior written consent, alter or remove any identifying symbol or number on the Equipment;

(p) Investigation of title

grant the Agent or its representatives on request all such facilities within its power to enable the Agent or such representatives to carry out investigations of title to the Property and enquiries into matters in connection therewith, such investigations and enquiries to be at the expense of the Chargor; and

(q) Inspection

permit the Agent and its duly authorised representatives at all reasonable times (but in accordance with the provisions contained in any lease of the Chargor’s Property) during business hours and on not less than 24 hours written notice to enter into and upon its Property to view the state and condition thereof and of any Collateral thereon (and the Chargor will remedy any material defect or want of repair forthwith after service by the Agent of notice of the defect or want of repair). Where any Collateral is located in or on the property of a third party, the Chargor shall use its best efforts to enable the Agent to legally enter into and upon such property to exercise these rights of inspection. Immediately upon request by the Agent, deliver to the Agent any and all evidence of ownership of any of the Equipment including, without limitation, certificates of title and applications of title.

4.3 Other Covenants

The Chargor covenants with the Agent for the benefit of the Beneficiaries that it will:

(a) Intellectual Property and Licences

(i)	not surrender or abandon any Intellectual Property which is of a material nature to its business from time to time;

(ii)	take all steps reasonably necessary to prosecute, maintain and defend all Intellectual Property which is of a material nature to its business from time to time;

(iii)	not make any admission to any third party on the validity, enforceability or ownership of the Intellectual Property;

(iv)	not assign or grant (nor agree to assign or grant) any right, title or interest in the Intellectual Property to any third party; and

(v)	appoint the Agent as its agent to apply for the particulars of this Debenture and of the Beneficiaries’ interest in any Intellectual Property to be registered with any relevant registry or other authority, and promptly do all things and execute all documents necessary to enable such particulars or interests to be registered with any relevant registry or other authority;

(b) Deeds

save where the Agent otherwise permits and upon written request from the Agent, deposit with the Agent (or as it shall direct) and permit the Agent to hold and retain all deeds and documents relating to or constituting any of the Collateral and hold on trust for the Agent for the benefit of the Beneficiaries any such deeds and documents not for the time being so deposited (and the Chargor hereby declares itself as trustee accordingly);

(c) Registrations

make all such filings and registrations and take all such other steps as may be reasonably necessary in connection with the creation, perfection or protection of the Security and pay all application, registration, renewal and other fees necessary for effecting, protecting, maintaining or renewing registrations in respect of any of the Collateral;

(d) Value of the security

not do or cause or knowingly permit to be done anything which may in any way materially depreciate, jeopardise or otherwise prejudice the value of the Security; and

(e) Dealings with the Collateral

save as permitted in the Finance Documents, not amend, vary, supplement, replace, release, novate, waive, surrender, determine, discharge, rescind or avoid any of the Collateral nor compound, grant any time or other indulgence or otherwise deal with any of the Collateral nor purport to do so (save, in the case of its assets charged by this Debenture by way of floating charge only, in the ordinary course of its operations).

4.4 Information Covenants

(a) General

The Agent may at any time seek from any person having a professional or trading relationship with the Chargor such information about the Chargor and its affairs as the Agent may think fit. The Chargor authorises and requests any such person to provide any such information to the Agent and agree to provide such further authority for this purpose as the Agent may reasonably require from time to time.

(b) Investigations

So long as an Event of Default has occurred and is continuing, the Chargor authorises the Agent to communicate directly with its independent, certified or chartered public accountants and authorises and requests those accountants and advisors to disclose and make available to the Agent any and all financial statements, and other supporting financial documents, schedules and information relating to the Chargor (including copies of any issued management letters) with respect to the business financial affairs and other conditions of the Chargor.

(c) Other Reporting Obligations

Subject always to Clause 8, the Chargor shall promptly inform the Agent of any material additions to or deletions from the Collateral and shall agree to (i) any consequential amendments to any relevant Schedules with the Agent and (ii) any replacement of such Collateral as the Agent may reasonably require. If (i) the Chargor becomes aware of any action, event or circumstance which would adversely affect the value, saleability or use of any Collateral or (ii) the Chargor becomes aware of any action or proceeding by a creditor, supplier or other person to seize or repossesses any of the Collateral, then in each case it shall promptly notify the Agent in writing and provide details of the same, and at the cost of the Chargor, it shall take such action as the Agent may reasonably require regarding such action, event, circumstance or proceeding.

5. COLLECTION OF RECEIVABLES AND RELATED MATTERS

The Chargor covenants with the Agent for the benefit of the Beneficiaries that it will:

(a) Collection

collect (as agent of the Agent), get in and realise its Receivables in the ordinary course of its business on behalf of the Agent, pay the proceeds into a Receivables Account forthwith on receipt (and pending that payment hold these proceeds on trust for the Agent) and not release, exchange, compound, set off, grant time or indulgence or subordinate its rights in respect of any of its Receivables to the rights of any other person in relation to debts owed to such person or otherwise deal with its Receivables in favour of any person (nor, in each such case, purport to do so) save in the ordinary course of its business and, in any event, not sell, assign, factor, discount or otherwise create or permit to subsist any Lien over its Receivables in favour of any person, nor purport to do so;

(b) Perfection of Assignment of Receivables

at any time after the occurrence and during the continuation of any Event of Default and at any other time when any of the circumstances set out in Clause 9.2(a) sub-paragraphs (ii) to (iv) (inclusive) applies and it is requested to do so by the Agent and without prejudice to the generality of Clause 9.1, take such steps as the Agent may require to perfect the assignment of its Receivables and each Receivables Account assigned pursuant to Clause 3.3 including, without prejudice to the generality of the foregoing and without prejudice to the Agent’s right to do so, giving notice of any such assignment to any of the persons (as the Agent shall specify) from whom such Receivables are due, owing or incurred by delivery to each such person of a Notice of Assignment duly executed by the Chargor and procuring that each such person delivers to the Agent (if the Agent so requires) a written acknowledgement substantially in the form of the acknowledgement and agreement attached to the Notice of Assignment;

(c) Account Notice

within 21 days after execution of this Debenture in respect of any Receivables Account listed in Schedule 3 and forthwith upon opening any new Receivables Account, deliver an Account Notice duly executed by it to the entity with which the relevant account is maintained and use its best endeavours to procure that such entity delivers to the Agent a written acknowledgement substantially in the form of the acknowledgement and agreement attached to the Account Notice; and

(d) Sales of Inventory for Cash

If sales of Inventory are made or services are rendered, the Chargor shall immediately pay into a Receivables Account denominated in the currency of such Receivables the identical cheques, cash or other forms of payment or remittance which it receives.

6. INSURANCE

Within 21 days after execution of this Debenture, the Chargor undertakes to give a Notice of Assignment to its insurers that it has assigned its rights under the Policies to the Agent under this Debenture and it will use all reasonable endeavours to procure that each insurer served with any such Notice of Assignment countersigns and returns the notice to the Agent within 14 days of the execution of this Debenture.

7. INVESTMENTS

7.1 Covenants

The Chargor covenants with the Agent for the benefit of the Beneficiaries that it will, without prejudice to the generality of the provisions of Clause 13:

(a) Deposit of documents of title

deposit with the Agent (or as it shall direct) immediately upon execution of this Debenture (in relation to any Securities listed in Schedule 6), and immediately upon receipt following its acquisition of any Investments and at any other time upon the Agent’s request, all stock and share certificates or other documents evidencing an entitlement to such Investments together with stock transfer forms duly stamped and executed in blank and left undated in respect of all such Securities on the basis that the Agent shall be able to hold such documents of title and stock transfer forms until the Secured Obligations have been irrevocably and unconditionally discharged in full and shall be entitled, at any such time that it is permitted to do so in accordance with the terms of this Debenture to complete under its power of attorney given by Clause 13 below the stock transfer forms on behalf of the Chargor in favour of itself or such other person as it shall select, provided that, in the event of any such transfer being effected, neither the Agent nor any of its nominees shall be liable for any loss occasioned by any exercise or non-exercise of rights attached to such Investments or by any failure to report to the Chargor any notice or other communication received in respect of such Investments;

(b) Conversion

immediately on conversion of any Securities from certificated to uncertificated form, and on the creation or conversion of any other securities which are for the time being comprised in the Related Rights in or into uncertificated form, comply with such written instructions or directions as the Agent may give in order to protect, perfect or preserve the Security;

(c) No restrictions on transfer

ensure that its Investments are at all times free from any restriction on transfer by the Agent or its nominee to perfect or enforce the Security and procure that the board of directors of any company in which any of its Investments are held approves any transfer of any of its Investments desired to be made by the Agent or its nominee in the exercise of the rights, powers and remedies conferred upon it by this Debenture or by law;

(d) Related Rights

unless it is permitted to retain such Related Rights in accordance with the terms of this Debenture, upon the accrual, offer or issue of any Related Rights deriving from its Investments, deliver to the Agent (or procure the delivery to the Agent of) all such Related Rights and the certificates and documents of title to or representing the same together with each of the documents required to be duly executed, completed and delivered under and in accordance with the terms of this Clause 7;

(e) Calls

duly and promptly pay or procure the payment of all calls, instalments and other payments when due in respect of any of its Investments, provided that if the Chargor defaults in making any such payment, the Agent may (but shall not be obliged to) pay such amounts on behalf of the Chargor and shall be reimbursed by the Chargor immediately on demand;

(f) Communications

notify the Agent of the contents of any communication or document received by it in relation to any of its Investments; and

(g) Variation of rights

not, without the prior written consent of the Agent, by the exercise of any voting rights or otherwise, permit or agree to any proposed compromise, capital reorganisation, conversion, exchange or repayment offer affecting or in respect of any of its Investments or to any variation of the rights attaching to or conferred by any of its Investments or to any conversion of any of its Investments into an uncertificated security.

7.2 Voting Rights and Dividend Entitlement

(a)	At any time when the Security is enforceable in accordance with the terms of this Debenture, all dividends and other distributions paid or payable in connection with the Securities shall be paid directly to the Agent (or its nominee) for application to the Secured Obligations in accordance with the terms of the Subscription Agreement but before such time the Chargor shall be entitled to receive and retain all such dividends and other distributions;

(b)	Unless the Security is enforceable in accordance with the terms of this Debenture, the Agent or its nominee shall use its reasonable endeavours promptly to forward to the Chargor all notices, correspondence and/or other communications it receives in relation to the Security Assets; and

(c)	Subject to Clause 7.3, unless the Security is enforceable in accordance with the terms of this Debenture, all voting rights attached to the Securities may be exercised by the Chargor or, where the Securities have been registered in the name of the Agent or its nominee, as the Chargor may direct in writing, and the Agent or its nominee shall execute any form of proxy or other document reasonably required in order for the Chargor to do so, provided, however, that the Chargor may not exercise voting rights inconsistent with the terms of this Debenture or the Subscription Agreement or in any manner prejudicial to the interests of the Beneficiaries under this Debenture.

7.3 Default Powers

At any time while the Security is enforceable in accordance with the terms of this Debenture and without any further consent or authority on the part of the Chargor, the Agent or its nominee may exercise (or refrain from exercising) at its discretion in the name of the Chargor (or the registered holder thereof) in respect of any of the Securities any voting rights and any powers or rights which may be exercised by the person or persons in whose name or names the Securities are registered or who is the holder or bearer of them.

7.4 Continuing liabilities

Subject to due notification thereof by the Agent where the Securities are registered in the Agent’s name (or that of its nominee) in accordance with the terms of this Debenture, it is expressly agreed that the Chargor shall remain liable to observe and perform all of the conditions and obligations attaching to any of the Securities including the payment of any sum due in respect of the Securities.

7.5 No obligation

The Agent shall not be required to perform or fulfil any obligation of the Chargor in respect of the Investments or to make any payment, or to make any enquiry as to the nature or sufficiency of any payment received by it or the Chargor, or to present or file any claim or take any other action to collect or enforce the payment of any amount to which it may have been or to which it may be entitled under this Debenture at any time or times.

7.6 Retention of Documents

The Agent may retain any document delivered to it under this Debenture until the Security is released in accordance with the terms of this Debenture and, if for any reason it ceases to hold any such document before that time, it may by notice to the Chargor require that the relevant document be redelivered to it and the Chargor shall promptly comply (or procure compliance) with that notice.

8. NEGATIVE PLEDGE

The Chargor undertakes in favour of the Agent for the benefit of the Beneficiaries that it will not, save as permitted below and pursuant to the terms of the Subscription Agreement or any other Finance Document:

(a) Liens

Save for the Security and the Subordinated Security Agreements (which the Chargor is hereby permitted to enter into and the latter of which shall not rank in priority to or pari passu with the Security and shall be subject to the terms of a Subordination Agreement entered into on or about the date hereof between inter alios the Chargor, DMED, the Agent and BCC Acquisition II LLC), create or permit to subsist any Lien over all or any part of the Collateral other than in the ordinary course of business or any interest therein ranking in priority to, pari passu with or subsequent to the Security, nor enter into any agreement to do any of the same;

(b) Disposals

sell, transfer, assign, lease out, lend or otherwise dispose of (whether outright or otherwise), or grant any rights (whether of pre-emption or otherwise) over, all or any part of the Collateral or any interest therein, nor enter into any agreement to do any of the same (save in the ordinary course of its operations on arm’s length terms in the case of assets of the Chargor charged by this Debenture by way of floating charge only); or

(c) Material Prejudice

do or cause or permit to be done anything which may materially depreciate, jeopardise or otherwise materially prejudice the market value or collateral value of any Collateral or the rights of the Agent under this Debenture.

9. FURTHER ASSURANCE AND PERFECTION OF SECURITY

9.1 Further Assurance

(a)	The Chargor shall, at its own expense, promptly following written request by the Agent execute and do all such acts, deeds and things (including, without limitation, payment of all stamp duties and registration fees) the Agent may reasonably require for:

(i)	perfecting or better perfecting or protecting the security created (or intended to be created) by this Debenture over any Collateral (including for the avoidance of doubt arranging for any Securities which are in registered form to be registered in the name of the Agent for the benefit of the Beneficiaries or a nominee of the Agent); and

(ii)	after the security constituted by this Debenture has become enforceable in accordance with the terms of this Debenture, facilitating the realization of any Collateral or the exercise of any right, power or discretion exercisable by the Agent in respect of any Collateral, including, without limitation, the conversion of equitable security to legal security, the execution of any transfer, conveyance, assignment or assurance of any property, whether to the Agent or its nominees, and the giving of any notice, order or direction and the making of any registration, which in any case, the Agent may think necessary or desirable.

(b)	The documents referred to in paragraph (a) above shall be in such form and contain such provisions as the Agent reasonably requires. The obligations of the Chargor under paragraph (a) above and this paragraph (b) shall be in addition to and not in substitution for the covenants for further assurance deemed to be included in this Debenture by virtue of section 1(2) of the Law of Property (Miscellaneous Provisions) Act 1994.

(c)	The Chargor shall, whenever requested by the Agent and at the Chargor’s cost, affix to a visible part of such of the Collateral, or endorse or cause to be endorsed on such documents, as the Agent shall in each case stipulate, labels, signs or memoranda in a permanent manner and in such form as the Agent shall require (but not so as to impede or restrict the normal use or operation thereof) referring or drawing attention to the Security.

9.2 Conversion of Floating Charge

(a)	Without prejudice to the Security, the Agent may at any time by notice in writing to the Chargor convert the floating charge created by it pursuant to Clause 3.2 with immediate effect into a fixed charge or legal assignment as regards all or any of the Collateral specified in the notice:

(i)	at any time after the occurrence of an Event of Default which is continuing and which is not an event described in paragraph (b) below;

(ii)	at any time after the Agent becomes entitled to appoint a Receiver notwithstanding it may elect not to do so or the Security is otherwise enforceable; or

(iii)	if the Agent considers such Collateral to be in danger of being seized or sold under any form of distress, attachment, execution, diligence or other legal process or to be otherwise in jeopardy; or

(iv)	the Agent becomes aware or has reason to believe that steps have been taken which may lead to the presentation of a petition to appoint an administrator in relation to the Chargor or to wind up the Chargor.

(b)	The floating charge created by the Chargor pursuant to Clause 3.2 will (in addition to the circumstances in which the same will occur under general law) automatically be converted with immediate effect into a fixed charge:

(i)	on the convening of any general meeting of the members of the Chargor for the purposes of considering any resolution for its winding-up, dissolution, compromise, arrangement or reconstruction; or

(ii)	on the commencement of any legal proceedings (or their renewal after a stay) by the Chargor or any of its directors or shareholders or other person for its winding-up or the making of an administration order (or any order having the same or similar effect) in relation to it; or

(iii)	on the making of an order by a competent court or the passing of a resolution for the winding-up, dissolution, administration, compromise, arrangement or reconstruction of the Chargor or the appointment of any receiver, administrator, administrative receiver or any similar officer in relation to it or any and all of its property, assets or revenues; or

(iv)	if the Chargor fails to comply with its obligations under Clause 8 or the Chargor takes or threatens to take any action which the Agent considers likely to result in a breach thereof;

(v)	upon any person taking any step with a view to levying distress against any of the Collateral of the Chargor or any judgment creditor taking any step with a view to enforcing against any of the Collateral of the Chargor a judgment obtained against it whether by a warrant of execution, writ of fieri facias, garnishee order, charging order or otherwise; or

(vi)	if any other floating charge created by the Chargor crystallises for any reason.

(c)	The giving by the Agent of a notice pursuant to Clause 9.2(a) in relation to any class of the Collateral shall not be construed as a waiver or abandonment of the Agent’s right to serve similar notices in respect of any other class of the Collateral or its other rights under this Debenture or any other Finance Document.

(d)	On the giving by the Agent of a notice pursuant to Clause 9.2(a) or the conversion of a floating charge into a fixed charge pursuant to Clause 9.2(b), the Chargor shall, at its own expense, execute and/or deliver such documents in such form as the Agent shall require in order to perfect such fixed charge.

9.3 Security in Jeopardy

If at any time it shall appear to the Agent that any of the Collateral is in danger of seizure, distress, attachment, execution, diligence or other legal process, or that the Security shall for any other reason be in jeopardy, the Agent shall be entitled without notice to the Chargor to take possession of and hold the same or to appoint a Receiver of such Collateral. The provisions of Clause 10 shall govern the appointment, removal and powers of a Receiver appointed under this Clause 9.3 as if it were a Receiver appointed under Clause 10 and the Chargor shall, at its own expense, promptly execute such deeds and other agreements and otherwise take whatever action the Agent may require in order to enable the Agent to exercise its rights contained in this Clause 9.3.

10. RECEIVER

10.1 Appointment of Receiver

If:

(a) the Chargor requests that a Receiver be appointed; or

(b)	the Agent becomes aware of the intention of any party to petition for an administration order to be made in relation to the Chargor or any such petition is presented; or

(c)	the Chargor fails duly and punctually to perform or discharge any of the Secured Obligations or any Event of Default occurs which has not been waived or cured in accordance with the terms thereof,

then at any time or times thereafter the Security shall be enforceable and (without prejudice to any of its other rights under this Debenture) the Agent may by writing appoint any person or persons to be a Receiver of any of the Collateral and of the rights of the Agent contained in this Debenture in relation thereto. Section 109(1) of the Act shall not apply to this Debenture.

10.2 Joint Receivers

Where two or more persons are appointed to be a Receiver, the Agent may in the appointment declare whether any act required or authorised to be done by a Receiver is to be done by any one or more of them for the time being holding office and, subject thereto, any such persons may act jointly and/or severally.

10.3 General Powers of Receiver

Any Receiver of any of the Collateral shall (subject to any limitations or restrictions which the Agent may in its absolute and unfettered discretion incorporate in the deed or other instrument appointing him but notwithstanding the liquidation, winding-up, or dissolution at any time of the Chargor and whether or not any such Receiver shall be an administrative receiver) have:

(a)	all the powers conferred from time to time on receivers (whether administrative receivers or otherwise) by law and/or statute (including the Act and the Insolvency Act 1986); so that the provisions set out in the Insolvency Act 1986 shall extend to every Receiver, whether or not an administrative receiver;

(b)	power on behalf and at the cost of the Chargor and whether in the name of the Chargor or otherwise to exercise all the powers and rights of an absolute owner and do or omit to do anything which the Chargor could do or omit to do or could have done or omitted to do but for any incapacity or the appointment of a liquidator, administrator or like officer in relation to the Chargor or the Collateral; and

(c)	power to use the name of the Chargor in connection with the exercise of any of such powers and, without prejudice to the generality of the provisions of Clauses 10.3(a) and 10.3(b), on behalf and at the cost of, and in the name of the Chargor or otherwise, the powers referred to in Clause 10.4.

10.4 Specific Powers of Receiver

Any Receiver shall, in relation to the Chargor and the Collateral in respect of which it is appointed, have the power to:

(a)	carry on, manage, develop, reconstruct, amalgamate or diversify (or concur in managing, developing, reconstructing, amalgamating or diversifying) the business of the Chargor or any part thereof or concur in so doing;

(b)	purchase, acquire, accept a lease or licence of and/or any other interest in and/or develop or improve properties or other assets without being responsible for loss or damage;

(c)	raise or borrow any money (including, without limitation, money for the completion, with or without modification, of any building on the Property in the course of construction and any development or project in which the Chargor was engaged) from, or incur any other liability to, the Agent and/or others on such terms as he may think fit and secure the payment of any such money and liabilities, whether or not in priority to the Secured Obligations, in such manner as he shall think fit and with or without any encumbrance on or affecting any of such Collateral and enter into any form of hedging arrangement, whether in relation to any such borrowing or any Secured Obligation or otherwise, on such terms as he shall think fit;

(d)	without the restrictions imposed by section 103 of the Act, or the need to observe any of the provisions of sections 99 and 100 of the Act, sell by public auction or private contract, convey, transfer, assign, let, surrender or accept surrenders, grant licences or otherwise dispose of or deal with such Collateral or concur in so doing in such manner, for such consideration and generally on such terms and conditions as he may think fit;

(e)	sever plant, machinery and other fixtures and sell them separately from that part of any Property containing them and pending any such sale use the same without cost to the Receiver and without any liability to the Chargor in connection with the use thereof;

(f)	promote the formation of companies with a view to the same purchasing, leasing, licensing or otherwise acquiring interests in such Collateral, or otherwise arrange for such companies to trade or cease to trade and to purchase, lease, license or otherwise acquire any of such Collateral on such terms and conditions whether or not including payment by instalments secured or unsecured as he may think fit;

(g)	make and effect such repairs, renewals and improvements to such Collateral as he may think fit and maintain, renew, take out or increase insurances;

(h)	appoint managers, agents, officers and employees for any of the purposes set out in Clauses 10.3 and 10.4 or to guard or protect such Collateral at such salaries and commissions and for such periods and on such terms as he may determine and may dismiss the same;

(i)	make calls, conditionally or unconditionally, on the members of the Chargor in respect of uncalled capital;

(j)	exercise for and on behalf of the Chargor all the powers and provisions conferred on a landlord or a tenant by the Landlord and Tenant Acts 1927 — 1988 (inclusive) or any other legislation from time to time in force relating to rents in respect of any part of the Property but without any obligation to exercise any of such powers and without any liability in respect of powers so exercised or omitted to be exercised; and

(k)	sign any document, execute any deed and do all such other acts and things, whether in the name of the Chargor or otherwise, in relation to, or as may be considered by him to be incidental or conducive to, any of the matters or powers aforesaid or to the protection and/or realisation of the security constituted or intended to be constituted by this Debenture.

10.5 Receiver as Agent

Any Receiver of any of the Collateral shall, so far as the law allows, be deemed to be the agent of the Chargor for all purposes and the Chargor shall be solely responsible for their acts, defaults, contracts, engagements, omissions, losses, liabilities, misconduct and remuneration and the Agent shall not be under any liability whatsoever in such regard.

10.6 Remuneration

The remuneration of the Receiver shall be such sum or rate payable in such manner as may be agreed between him and the Agent at or at any time after his appointment without being limited to the maximum rate specified in section 109(6) of the Act.

10.7 Removal

The Agent may from time to time remove any Receiver appointed by it and, in the case of an administrative receiver, may at any time and from time to time apply to the court for removal of any administrative receiver appointed by it and may, whenever it may deem it expedient, appoint or as the case may be apply to the court for the appointment of another qualified person as a new Receiver in place of any Receiver whose appointment may for any reason have terminated.

10.8 Application of Proceeds

Any Receiver shall (so far as the law allows) apply all monies received by him in the following order:

(a)	in the payment of any costs, charges and expenses of or incidental to the Receiver’s appointment, the payment of his remuneration and the payment and discharge of any other expenses incurred by or on behalf of the Receiver;

(b)	in or towards payment of any debts or claims which are by statute payable in preference to the Secured Obligations but only to the extent to which such debts or claims have such preference;

(c)	in or towards payment and discharge of the balance of the Secured Obligations in accordance with the terms of or as contemplated by the Finance Documents; and

(d)	in payment of the surplus (if any) to the Chargor or other person entitled thereto.

10.9 Administrator

For the avoidance of doubt, the foregoing provisions of this clause are without prejudice to the Agent’s rights to appoint an administrator pursuant to paragraph 14 of Schedule B1 of the Insolvency Act 1986 with all the powers conferred on administrators under the Insolvency Act 1986.

11. VARIATION AND EXTENSION OF STATUTORY POWERS

11.1 Statutory Powers Generally

The powers conferred on mortgagees or receivers (including administrative receivers) by the Act and the Insolvency Act 1986 shall apply to this Debenture except insofar as they are expressly or impliedly excluded and where there is any ambiguity or conflict between the powers contained in the Act and/or the Insolvency Act 1986 and those contained in this Debenture the terms of this Debenture shall (so far as the law allows) prevail.

11.2 Agent’s Powers

The restrictions contained in sections 93 and 103 of the Act shall not apply to the Security and the power of sale and other powers contained in section 101 of the Act and all other enforcement powers conferred in this Debenture shall be immediately exercisable at any time after the occurrence of an Event of Default and shall be varied and extended so that the Agent shall at any such time be entitled (without prejudice to any other rights or powers of a mortgagee) to exercise any of the powers conferred upon a Receiver by Clause 10 and shall have the benefit of all the provisions of Clause 10.

11.3 Mortgagee in Possession

It is agreed and declared that no exercise (whether by the Agent or any Receiver) of any of the powers contained in this Debenture shall render the Agent or any Receiver liable as mortgagee in possession in respect of any of the Collateral or liable for any loss or damage (including, without limitation, loss upon realisation of any of the Collateral) save where caused by gross negligence or wilful default on the part of the Agent or any Receiver.

11.4 Protection for Third Parties

No person (including a purchaser) dealing with the Agent, any Receiver or any of their respective agents will be concerned to enquire:

(a) whether the Secured Obligations have become payable; or

(b)	whether any power which the Agent or any Receiver is purporting to exercise has become exercisable; or

(c) whether any money remains due under the Finance Documents; or

(d) how any money paid to the Agent or any Receiver is to be applied.

In the absence of bad faith on the part of such purchaser or other person, such dealings shall be deemed, so far as regards the safety and protection of such purchaser or other person, to be within the powers conferred by this Debenture and to be valid accordingly. The remedy of the Chargor in respect of any impropriety or irregularity in the exercise of such power shall be in damages only.

11.5 Delegation

The Agent or any Receiver may at any time on giving prior written notice to the Chargor delegate by power of attorney or in any other manner to any person or persons any of the powers (including the power of attorney contained in Clause 13.1), authorities and discretions which are for the time being exercisable by the Agent or any Receiver under this Debenture in relation to the Collateral. Any such delegation may be made upon such terms (including power to sub-delegate) and subject to such regulations as the Agent or Receiver may think fit. Neither the Agent nor any Receiver shall be in any way liable or responsible to the Chargor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate.

11.6 Suspense Accounts

The Agent and any Receiver may at any time and from time to time place and keep (for such time as it or he shall consider prudent) any monies received, recovered or realised from the Chargor or in relation to any Collateral pursuant to this Debenture in a separate suspense account (to the credit of either the Chargor or the Agent as the Agent shall think fit) without any intermediate obligation on its part to apply the same or any part thereof in or towards the discharge of the Secured Obligations provided that if such monies are at any time sufficient to discharge the Secured Obligations in full, they shall be promptly so applied.

11.7 Agent’s Power to Remedy Breaches

If at any time the Chargor fails to perform any of the covenants contained in this Debenture it shall be lawful for the Agent, but the Agent shall have no obligation, to take such action on behalf of the Chargor (including, without limitation, the payment of money) as may in the Agent’s reasonable opinion be required to ensure that such covenants are performed. Any losses, costs, charges and expenses incurred by the Agent in taking such action shall be reimbursed by the Chargor immediately on written demand.

12. CONTINUATION AND PRESERVATION OF SECURITY

12.1 Subsequent Liens

If the Agent or any other Beneficiary receives, or is deemed to be affected by, notice, whether actual or constructive, of any Lien (other than a Lien which is permitted under the terms of the Finance Documents) affecting the Collateral and/or the proceeds of sale thereof, the Agent or such other Beneficiary may open a new account or accounts for the Chargor in its books. If the Agent or such other Beneficiary does not open a new account, it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice (unless it gives express notice to the contrary to the Chargor). As from that time all payments made to the Agent or such other Beneficiary will (in the absence of any express appropriation to the contrary) be credited or be treated as having been credited to the new account and will not operate to reduce the Secured Obligations.

12.2 Waiver of defences

The Chargor shall be deemed to be a principal debtor and the sole, original and independent obligor for the Secured Obligations and the Collateral shall be deemed to be a principal security for the Secured Obligations. The liability of the Chargor under this Debenture shall not be discharged, impaired or otherwise affected by any circumstance, act, omission, matter or thing which but for this provision might operate to reduce, release, prejudice or otherwise exonerate the Chargor from its obligations under the Finance Documents in whole or in part, including without limitation and whether or not known to any Obligor, the Agent or any other person:

(a)	the winding-up, dissolution, administration or re-organisation of the Chargor or any other person or any change in its status, function, control or ownership; or

(b)	any time, indulgence, waiver or consent granted to, or composition with, the Chargor or any other person; or

(c)	the release of the Chargor or any other person under the terms of any composition or arrangement with any creditor of the Chargor or any of its Affiliates; or

(d)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take-up or enforce, any rights against, or security over, the assets of the Chargor or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to release or to realise the full value of any security; or

(e)	any legal limitation, disability, incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of, or other circumstance relating to, the Chargor or any other person; or

(f)	any variation (however fundamental and whether or not involving any increase in the liability of the Chargor or any other Obligor thereunder) or replacement of any Finance Document or any other document or security; or

(g)	any unenforceability, illegality, invalidity or frustration of any obligation of the Chargor or any other person under any Finance Document or any other document or security, or any failure of the Chargor or any other Obligor to become bound by the terms of any other Finance Document, in each case whether through any want of power or authority or otherwise; or

(h)	any postponement, discharge, reduction, non-provability or similar circumstances affecting any obligation of the Chargor or any other Obligor under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order, so that the Chargor’s obligations under this Debenture remain in full force and effect and that this Debenture shall be construed accordingly as if there were no such circumstance, act, omission, matter or thing.

12.3 Immediate recourse

The Chargor waives any right it may have of first requiring the Agent (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security in respect of the Secured Obligations or claim payment from any person before enforcing the Security. This waiver applies irrespective of any law or provision of the Finance Documents to the contrary.

12.4 Non-competition

Subject as provided below, until the Agent is satisfied that all of the Secured Obligations have been unconditionally and irrevocably paid and discharged in full in cash, the Chargor shall not, by virtue of any payment made, security realised or moneys received or recovered under any of the Finance Documents for or on account of the liability of any Obligor:

(a)	be subrogated to any rights, security or moneys held, received or receivable by the Agent or any other Beneficiary or be entitled to any right of contribution or indemnity; or

(b)	claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with the Agent or any other Beneficiary; or

(c)	receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off against any Obligor.

The Chargor shall hold in trust for and forthwith pay or transfer to the Agent for the benefit of the Beneficiaries any payment or distribution or benefit of security received by it contrary to the above. If the Chargor exercises any right of set-off contrary to the above it will forthwith pay an amount equal to the amount set off to the Agent for the benefit of the Beneficiaries. Notwithstanding the foregoing, following any enforcement of the Collateral by the Agent under this Debenture, the Chargor will (at its own cost) promptly take such steps or actions as are referred to above as the Agent may from time to time stipulate.

12.5 Security held by the Chargor

The Chargor warrants that it has not taken, and agrees that it will not take, from any other Obligor or any person party to any related security any Lien, guarantee, indemnity, bond or other assurance in respect of or in connection with its obligations under this Debenture. If the Chargor takes any such Lien, guarantee, indemnity, bond or other assurance in contravention of this Clause, it shall hold it on trust for the Beneficiaries until such time as all of the Secured Obligations have been satisfied in full (and the Beneficiaries are not under any further obligation, actual or contingent, to any Obligor) and shall on request promptly deposit the same with and/or charge the same to the Beneficiaries in such manner as the Agent may require as security for the due and punctual payment, performance and discharge by the Chargor of the Secured Obligations.

12.6 Continuing Security

The Security constituted by this Debenture shall be a continuing security and will extend to the ultimate balance of the Secured Obligations notwithstanding any interim or intermediate payment, discharge or settlement of account or other matter whatsoever and is in addition to and shall not merge with or otherwise prejudice or affect (or be prejudiced or affected by) the security constituted by any Lien, guarantee or other assurance now or hereafter held by the Agent or any right or remedy of the Agent in respect of the same and shall not be in any way prejudiced or affected by the invalidity thereof, or by the Agent now or hereafter dealing with, exchanging, releasing, modifying or abstaining from perfecting or enforcing any of the same, or any rights which it may now or hereafter have, or giving time for payment or indulgence or compounding with any other person liable.

13. POWER OF ATTORNEY

13.1 Appointment

The Chargor, by way of security, hereby irrevocably appoints the Agent and the persons deriving title under it and separately any Receiver jointly or severally to be its attorney or attorneys for them (with full power of substitution and delegation) and in the name and on behalf and as its act and deed to sign, seal, execute, deliver, perfect and do all deeds, instruments, acts and things which may be required:

(a)	for carrying out any obligations imposed on the Chargor by or pursuant to this Debenture;

(b)	following the occurrence of an Event of Default that is continuing, for carrying any sale, lease or other dealing whatsoever by the Agent or Receiver into effect;

(c)	following the occurrence of an Event of Default that is continuing, for conveying or transferring any legal estate or other interest in land or any other property whatsoever;

(d)	following the occurrence of an Event of Default that is continuing, for getting in all or any part of the Collateral; and

(e)	generally for enabling the Agent and any Receiver to exercise the respective powers, authorities and discretions conferred on them by or pursuant to this Debenture or by law.

The provisions of this Clause 13.1 shall take effect as and by way of variation to the provisions of sections 109(6) and 109(8) of the Act which provisions as so varied and extended shall be deemed incorporated in this Debenture as if they related to a receiver of the Collateral and not merely a receiver of the income thereof.

13.2 Ratification

The Chargor covenants with the Agent and separately with any Receiver that, on request, it will ratify and confirm all security agreements, documents and acts and all transactions entered into by the Agent or any Receiver (or by the Chargor at the instance of the Agent or any Receiver) in the exercise or purported exercise of its or his powers set out in this Debenture and the Chargor irrevocably acknowledges and agrees that the power of attorney contained in Clause 13.1 is given to secure the proprietary interest of, and the performance of obligations owed to, the respective donees within the meaning of the Powers of Attorney Act 1971.

14. INDEMNITIES

14.1 General

The Chargor hereby unconditionally and irrevocably agrees as primary obligor and not merely as surety to indemnify and hold harmless the Agent (and its nominees), each other Beneficiary from time to time and any Receiver on demand against all losses, actions, claims, expenses, demands or liabilities whether in contract, tort or otherwise now or hereafter incurred by any of them or by any of their respective managers, agents, officers or employees occasioned by any breach by the Chargor of any of its covenants or other obligations under this Debenture or otherwise arising out of or in connection with the Collateral or the Security.

14.2 Taxes

The Chargor agrees to indemnify the Agent, each other Beneficiary and any Receiver on demand against all present or future stamp or other taxes or duties and any penalties or interest with respect thereto which may be imposed by any competent authority in connection with the execution or enforcement of this Debenture or in consequence of any payment made pursuant hereto being impeached or declared void for any reason whatsoever.

15. WAIVERS AND REMEDIES

15.1 Waivers

No failure or delay by any Beneficiary (or the Agent on their behalf) in exercising any right or remedy shall operate as a waiver thereof, nor shall any single or any partial exercise or waiver of any right or remedy preclude its further exercise or the exercise of any other right or remedy as though no waiver had been made and no relaxation or indulgence granted. The rights and remedies provided in this Debenture are cumulative and not exclusive of any rights or remedies provided by law.

15.2 Severability

If any provision of this Debenture shall be prohibited, invalid or unenforceable under applicable law, it shall be ineffective only to such extent and in the relevant jurisdiction, without invalidating the remainder of this Debenture.

16. REINSTATEMENT AND RELEASE

16.1 Reinstatement

Any settlement or discharge under this Debenture between the Chargor and the Agent or the Beneficiaries (or any of them) shall be conditional upon no security or payment to the Agent or the Beneficiaries (or any of them) by any Obligor or the Chargor or any other person on behalf of any Obligor or, as the case may be, the Chargor being avoided or set aside or ordered to be refunded or reduced by or pursuant to any applicable law or regulation and, if such condition is not satisfied, the Agent and/or the Beneficiaries shall be entitled to recover from the Chargor on demand the value of any such security or the amount of any such payment as if such settlement or discharge had not occurred.

16.2 Release

Once all the Secured Obligations have been paid in full in cash and neither the Agent nor any other Beneficiary has any contingent liability to advance further monies to, or incur liability on behalf of, the Chargor or any other Obligor, the Agent and each other Beneficiary shall, at the request and cost of the Chargor, take any action which may be necessary to release, discharge and reassign the Collateral from the Security.

17. DECLARATION OF TRUST

The Agent hereby declares that it holds the security constituted by this Debenture as a trustee for and on behalf of the Beneficiaries on the basis of the duties, obligations and responsibilities set out in the Collateral Agency Agreement and shall have no implied duties, obligations or responsibilities (including without limitation but only to the extent permitted by law any duties, obligations or responsibilities provided for pursuant to the terms of the Trustee Act 2000 or otherwise). The proceeds of any enforcement of the security constituted by this Debenture shall be applied in accordance with the provisions of the Subscription Agreement and the Collateral Agency Agreement.

18. CURRENCY

Any amount received or recovered by the Agent for the benefit of the Beneficiaries in respect of any sum expressed to be due to it from the Chargor under this Debenture in a currency other than the currency (the “contractual currency”) in which such sum is so expressed to be due (whether as a result of, or of the enforcement of, any judgment or order of a court or tribunal of any jurisdiction, the winding-up of the Chargor or otherwise) shall only constitute a discharge to the Chargor to the extent of the amount of the contractual currency that the Agent is able, in accordance with its usual practice, to purchase with the amount of the currency so received or recovered on the date of receipt or recovery (or, if later, the first date on which such purchase is practicable). If the amount of the contractual currency so purchased is less than the amount of the contractual currency so expressed to be due the Chargor shall fully indemnify the Agent against any loss sustained by it as a result, including the cost of making any such purchase.

19. LAND REGISTRY

Wherever any application shall be made to note this Debenture in the charges register relating to the title to any registered land of the Chargor which shall be the subject of any of the charges constituted by this Debenture the parties hereto apply and agree to apply to H.M. Land Registry for the following entry to be made on the register of the Chargor’s title relating to any such registered land:

“No disposition or other dealing by the proprietor of the land is to be registered or noted on the register without the consent of the proprietor for the time being of the charge referred to in entry no. [?] of the Charges Register”.

20. NOTICES

20.1 General

Any demand, notice or other communication or document to be made on or delivered to the Chargor under this Debenture or in respect of the Secured Obligations shall be made or delivered by fax or otherwise in writing and shall be treated as having been served if served in accordance with Clause 20.2. Each demand, notice, communication or other document to be made on or delivered to any party to this Debenture may (unless that party has by 10 working days’ written notice to the other party or parties specified another address or fax number) be made or delivered to that other person at the address or fax number set out under its name at the end of this Debenture. For the purpose of this Clause 20 the term “working day” shall mean a day (other than a Saturday or a Sunday or a bank or public holiday) upon which the recipient of any demand, notice, communication or other document is normally open for business in the country of its address for service referred to in this Clause 20.1 and references to any time of day shall be construed as references to the time of day in such country.

20.2 Mode of Service

Service of any demand, notice, communication or other document to be made or delivered under this Debenture may be made:

(a) by leaving it at the relevant address for service referred to in Clause 20.1;

(b)	by sending it by pre-paid first class letter (or by airmail if to or from an address outside the United Kingdom) through the post to the relevant address for service referred to in Clause 20.1; or

(c)	by fax to the relevant fax number referred to in Clause 20.1 and so that any fax shall be deemed to be in writing and, if it bears the signature of the server or its authorised representative or agent, to have been signed by or on behalf of the server.

20.3 Deemed Service

Any demand, notice, communication or other document from the Chargor shall be irrevocable and shall not be effective until its actual receipt by the Agent. Any other demand, notice, communication or other document shall be served or treated as served at the following times:

(a)	in the case of service personally or in accordance with Clause 20.2(a), at the time of such service;

(b)	in the case of service by post, at 9.00am on the working day next following the day on which it was posted or, in the case of service to or from an address outside the United Kingdom, at 9.00am on the fourth working day following the day on which it was posted; and

(c)	in the case of service by fax, if sent before 9.00am on a working day, at 11.00am on the same day, if sent between 9.00am and 5.30pm on a working day, two hours after the time of such service or, if sent after 5.30pm on a working day, or if sent on a day other than a working day, at 9.00am on the next following working day.

20.4 Proof of Service

In proving service of a demand, notice, communication or other document served:

(a)	by post, it shall be sufficient to prove that such demand, notice, communication or other document was correctly addressed, full postage paid and posted; and

(b)	by fax, it shall be sufficient to prove that the fax was followed by such machine record as indicates that the entire fax was sent to the relevant number.

21. SET OFF

(a)	Any Beneficiary may at any time after an Event of Default has occurred (without giving notice to the Chargor):

(i)	set off or otherwise apply sums standing to the credit of the Chargor’s accounts with that Beneficiary (irrespective of the terms applicable to those accounts and whether or not those sums are then due for repayment to that Beneficiary); and

(ii)	set off any other obligations (whether or not then due for performance) owed by that Beneficiary to the Chargor, in each case against any liability of the Chargor to the relevant Beneficiary under the Finance Documents.

(b)	A Beneficiary may exercise its rights under Clause 21(a) notwithstanding that the amounts concerned may be expressed in different currencies and each Beneficiary is authorised to effect any necessary conversions at a market rate of exchange selected by it.

(c)	If the relevant obligation or liability is unliquidated or unascertained, the Beneficiary may set off the amount which it estimates (in good faith) will be the final amount of that obligation or liability once it becomes liquidated or ascertained.

22. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

(a)	Except as expressly provided in this Debenture, the parties do not intend that any term of this Debenture shall be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 or otherwise by any person who is not a party hereto.

(b)	The parties may rescind, vary, waive, restore, assign, novate or otherwise dispose of all or any of their respective rights or obligations under this Debenture without the consent of any person who is not a party hereto.

23. ASSIGNMENTS AND TRANSFERS

(a)	The Chargor shall not be entitled to assign or transfer all or any of its rights or obligations under this Debenture.

(b)	The Agent may at any time assign or otherwise transfer all or any part of its rights under this Debenture in accordance with the Finance Documents and the Chargor authorises the Agent to execute on its behalf any document required to effect the necessary transfer of rights and obligations.

24. GOVERNING LAW

This Debenture and the rights and obligations of the parties hereto are governed by, and shall be construed in accordance with, English law.

IN WITNESS whereof the Chargor has duly executed this Debenture as a deed and intends to deliver and hereby delivers the same on the date first above written and, before such delivery, this Debenture has been duly signed on behalf of the Agent, in the manner appearing below.

SCHEDULE 1

Certain Equipment

All of the Equipment set out in the DML Asset Acquisition Invoice (which is deemed incorporated herein by reference)

SCHEDULE 2

Intellectual Property

Part I
Patent and Patent Applications

SEE ATTACHED SCHEDULES

Part II
Trade Marks Applications and Registrations

NEUROTREND NEOTREND PARATREND	No. E717686 No. E717348 No. 1448637	Registered (Community Trade Mark). Registered (Community Trade Mark) Registered (UK Trade Mark)

CONTINUCATH 1000 No. 1293369		Registered (UK Trade Mark)

CAL-POD CARDIOMET 4000	No. 1254258 Nos. 1254259+ 1255926	Registered (UK Trade Mark) Registered (UK Trade Marks)

Part III
Registered Designs and Applications Therefor

NONE

Part IV
Copyright Works and Unregistered Designs

NONE

Part V
Other Intellectual Property

NONE

Part VI
Intellectual Property Licences

NONE

SCHEDULE 3

Receivables Account(s)

NONE

SCHEDULE 4

Details of Policies

NONE

SCHEDULE 5

Assignments

Part A1

Form of Notice of Assignment of Receivables

To: [?] [Debtor/Third Party]

[?] [Address]

[?] [Date]

Dear Sirs

We hereby give you notice that we have assigned by way of security pursuant to the terms of a debenture dated [?] (such debenture, as the same may from time to time be amended, varied, supplemented, novated or replaced being referred to as the “Debenture”) between ourselves and Barbara R. Mittman (or any successor or replacement thereof) as Agent for and on behalf of certain secured creditors (the “Agent”) all our rights, title and interest in and to the [?].

We irrevocably and unconditionally instruct and authorize you (notwithstanding any previous instructions which we may have given you to the contrary and without requiring you to make any reference to or seek any further authority from us or to make any enquiry as to the justification for or validity of any notice, statement, requirement or direction) as follows:

1.	to disclose to the Agent such information relating to the [debt/agreement] as the Agent may, at any time and from time to time, request you to disclose to it; and

2.	to make all payments under or arising from the [debt/agreement] to the Agent or to its order and otherwise to comply with the terms of any written notice, statement or instructions which you receive at any time from the Agent and which in any way relate to or purport to relate to the Debenture or the [debt/agreement].

You should note that, by virtue of the assignment by way of security comprised in the Debenture to which reference is made above:

(i)	all remedies under or in relation to the [debt/agreement] or available at law or in equity in respect thereof are exercisable by the Agent;

(ii)	all rights to compel performance of the [specify relevant obligations] are exercisable by the Agent; and

(iii)	all rights, title and interest whatsoever accruing to or for the benefit of ourselves arising from the [debt/agreement] belong to the Agent.

The terms of and the instructions and authorisations contained in this letter shall remain in full force and effect until the Agent gives you notice to the contrary.

This letter shall be governed by and construed in accordance with English law.

Please acknowledge receipt of this letter and your acceptance of its terms and the instructions and authorisations contained in it by signing the attached form of acknowledgement and agreement and returning it to Barbara R. Mittman (marked for the attention of [?] [Contact]) at [?] [Address].

Yours faithfully

For and on behalf of
TGC RESEARCH LIMITED

Part A2

Form of Acknowledgement and Agreement

To:Barbara R. Mittman [?] [Address] Attention:
[?] [Date]

Dear Sirs

We acknowledge receipt of a notice dated [?] and addressed to us by TGC Research Limited (the “Assignor”) regarding the [debt/agreement] referred to in such notice and we hereby acknowledge our acceptance of the terms of and the instructions and authorisations contained in that notice.

We acknowledge and confirm that:

(1)	we have not received notice that any third party has or may have any rights, title or interest in or to, or has made or may be making any claim or demand or taking any action in respect of, the [debt/agreement];

(2)	no amendment, waiver or release of any rights, title or interest of the Assignor in or to the [debt/agreement] shall be effective without your prior written consent; and

(3)	no termination of any such rights, title or interest in or to the [debt/agreement] shall be effective unless we have given you 30 days early written notice of the proposed termination and specifying the action necessary to avoid such termination; furthermore we confirm that no breach or default on the part of the Assignor of any of the terms of the [agreement giving rise to the debt/agreement] shall be deemed to have occurred unless we have given notice of such breach to you specifying how to make good such breach.

[FOR DEBTS] [We further confirm that we shall not make or exercise any claims or demands, rights of combination, consolidation or set-off or any other equities which we may have in respect of such debt and we shall send you copies of all statements, orders and notices given by us relating to such debt.]

We undertake that, if we become aware at any time that any person or entity other than yourselves has or may have any rights, title or interest in or to, or has or may be making any claim or demand or taking any action in respect of, the [debt/agreement] we will immediately give written notice to you of the terms of such rights, title, interest, claim, demand or action.

For and on behalf of
[Debtor/Third Party]

Part B1

Form of Notice of Assignment of Insurances

To:	[?] [Insurer] [?] [Address]	[?] [Date]

Dear Sirs

Policy number [?]

We hereby give you notice that pursuant to the terms of a debenture (the “Debenture”) dated [?] and made between ourselves and Barbara R. Mittman in her capacity as Agent for and on behalf of certain secured creditors (the “Agent”) we have assigned by way of security all proceeds of the above policy (the “Policy”) to the Agent.

We irrevocably and unconditionally authorize you to disclose to the Agent such information relating to the Policy and the proceeds of any claim under it as the Agent may at any time request you to disclose and, after the occurrence of an Event of Default (as such term is defined in the Debenture) which is continuing, to:

(a) make all payments under or arising from the Policy to the Agent or to its order; and

(b)	otherwise comply with the terms of any written notice or instructions which you receive at any time from the Agent in connection with the Policy or any such proceeds.

Accordingly, we hereby request that, with effect from today’s date, the Agent be noted on the Policy as first loss payee following the occurrence of an Event of Default.

The terms of and the instructions and authorisations contained in this letter shall remain in full force and effect until the Agent gives you notice to the contrary.

Please acknowledge receipt of this letter by signing the attached form of acknowledgement and agreement and returning it to Barbara R. Mittman (marked for the attention of: [?] [Contact]) at [?] [Address].

Yours faithfully

for and on behalf of
TGC RESEARCH LIMITED

Part B2

Form of Acknowledgement

To:	Barbara R. Mittman [?] [Address]	[?] [Date ]

Attention: [?]

Dear Sirs

We acknowledge receipt of a notice dated [?] and addressed to us by TGC Research Limited (the “Assignor”) regarding policy number [?] (the “Policy”) and acknowledge the instructions and authorisations contained in that notice.

We acknowledge and confirm that:

(1)	we shall forthwith endorse a memorandum on the Policy noting your interest as assignee and, following the occurrence of an Event of Default, as first loss payee;

(2)	after you have notified us of the occurrence of an Event of Default (as such term is used in the notice referred to above) which is continuing and unless you notify us in writing to the contrary, all payments in respect of claims under the Policy shall only be paid to you at the account which you shall notify to us at that time;

(3)	we have not received notice that any third party has or may have any rights, title or interest in or to, or has made or may be making any claim or demand or taking any action in respect of, the Policy;

(4)	no change in any of the terms of the Policy shall be effective without the prior written consent of Barbara R. Mittman;

(5) we shall advise you at least 30 days before any cancellation of the Policy; and

(6)	we shall advise you immediately of any default in the payment of any premium payable in respect of the Policy and shall allow 30 days during which payment of such premium shall be accepted, such that the Policy shall continue in full force and effect if made by Barbara R. Mittman on behalf of the Assignor and/or any other insured party.

Yours faithfully

for and on behalf of
[Insurer]

Form of Endorsement

Notwithstanding any other provision of this policy, the following endorsement will take effect immediately:

(1)	By an assignment of insurances effected by the Insured pursuant to a debenture dated [?] (the “Debenture”) in favour of Barbara R. Mittman in her capacity as Agent for and on behalf of certain secured creditors (the “Agent”) the Insured granted to the Agent all its right, title and benefit in and to the proceeds of this insurance and all the benefits thereof.

(2)	All claims in respect of loss or damage, if any, payable under this policy shall be paid, following the occurrence of an Event of Default (as defined in the Debenture) first to the Agent who is the first loss payee under the policy.

SCHEDULE 6

Securities

NONE

SCHEDULE 7

Part 1

Form of Account Notice

To:	[?] [Third Party Bank] [?] [Address]	[?] [Date]

Dear Sirs

We refer to the account in our name and maintained with you, designated “[?] Account” under account No. [?] (the “Account”).

We hereby give you notice that we have assigned by way of security pursuant to a debenture dated [?] (such debenture, as the same may from time to time be amended, varied, supplemented, novated or replaced being referred to as the “Debenture”) between ourselves and Barbara R. Mittman (or any successor or replacement thereof) as Agent for and on behalf of certain secured creditors (the “Agent”) all our rights, title and interest in and to the Account and the monies from time to time standing to its credit.

We irrevocably and unconditionally instruct and authorize you (notwithstanding any previous instructions which we may have given you to the contrary and without requiring you to make any reference to or seek any further authority from us or to make any enquiry as to the justification for or validity of any notice, statement, requirement or direction) as follows:

1.	to disclose to the Agent such information relating to the Account as the Agent may, at any time and from time to time, request you to disclose to it;

2.	subject to the Agent’s written directions, to hold all monies standing to the credit of the Account to the order of the Agent;

3.	at any time and from time to time upon receipt by you of written instructions from the Agent (including, for the avoidance of doubt, by way of facsimile transmission) to credit and debit the Account (as the case may require) and to act in accordance with such instructions;

4.	to comply with the terms of any written notice, statement or instructions (including, for the avoidance of doubt, by way of facsimile transmission) which you receive at any time from the Agent and which in any way relate to or purport to relate to any of the Debenture, the Account and the monies standing to the credit thereof from time to time; and

5.	not to agree any change to the mandate for the Account without the consent of the Agent.

The instructions and authorisations which are contained in this letter shall remain in full force and effect until the Agent gives you written notice revoking them.

In any circumstances where you are required under the terms of this letter to act on the instruction of the Agent, you shall act only on the instruction of [?] or [?].

This letter shall be governed by and construed in accordance with English law.

Please acknowledge receipt of this letter and your acceptance of the instructions and authorisations contained in it by signing the attached form of acknowledgement and agreement and returning it to Barbara R. Mittman (marked for the attention of [?] [Contact]) at [?] [Address].

Yours faithfully

for and on behalf of
TGC RESEARCH LIMITED

Part 2

Form of Acknowledgement and Agreement

To:	Barbara R. Mittman [?] [Address]	[?] [Date]

Dear Sirs

We acknowledge receipt of a notice dated [?] and addressed to us by TGC Research Limited (the “Assignor”) regarding the account mentioned in such notice (the “Account”) and we accept the instructions and authorisations contained in such notice.

We acknowledge and confirm that:

1.	we do not have and, until you give us notice in writing (including, for the avoidance of doubt, by way of facsimile transmission) that the Account and the monies from time to time standing to the credit thereof have been reassigned and released to the Assignor, will not make or exercise any claims or demands, rights of combination, consolidation or set-off or any other equities against the Assignor in respect of the Account and the monies from time to time standing to the credit if; and

2.	we have not received any notice that any third party has or may have any rights, title or interest in or to, or has made or may be making any claim or demand or taking any action against, the Account and the monies from time to time standing to the credit if.

We undertake that, if we become aware at any time that any person or entity other than yourselves has or may have any rights, title or interest in or to, or has or may be making any claim or demand or taking any action against, the Account, we will immediately give written notice to you of the terms of such rights, title or interest, claim, demand or action.

We confirm that, until you give us notice in writing (including, for the avoidance of doubt, by way of facsimile transmission) that the Account and the monies from time to time standing to the credit thereof have been reassigned and released to the Assignor, we shall not permit any transfers or withdrawals to be made from the Account without your prior written authority.

Yours faithfully

for and on behalf of
[Third Party Bank]

SCHEDULE 8

Property

Part 1

Registered Land

NONE

Part 2

Unregistered Land

(Freehold or leasehold property in England and Wales title to which is not registered at H.M. Land Registry of which the Chargor is the owner)

The leasehold properties known comprised in the following title deeds or other documents of title:

NONE

Part 3

Other Immovable Property

NONE

SIGNATORIES

THE CHARGOR

EXECUTED as a DEED by
TGC RESEARCH LIMITED
acting by:

Director	/s/ David B. Kaysen

Director/Secretary/s/ W. Glen Winchell

Address:	c/o Diametrics Medical, Inc. 3050 Centre Point Drive, Suite 150 St. Paul Minnesota 55113 United States of America

Fax: Attention:	+1 651 639 8549 Chief Executive Officer

THE AGENT SIGNED by

BARBARA R. MITTMAN:/s/ Barbara R. Mittman

Address: Fax: Attention:	Barbara R. Mittman, Grushko & Mittman, P.C. 551 Fifth Avenue, Suite 1601 New York, NY 10176, United States of America +1 212 697-3575 Barbara R. Mittman